Exhibit 23(c)
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our audit report dated June 23, 2017, relating to the financial statements and supplemental schedules of the Harris Corporation Retirement Plan (the "Plan") as of and for the year ended December 31, 2016 and appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2016, in the Plan's Registration Statement (Form S-8) filed with filed with the Securities and Exchange Commission.

/s/ Carr, Riggs & Ingram, LLC

Clearwater, Florida
February 1, 2018